DISCOVERY COMMUNICATIONS REPORTS FIRST QUARTER 2011 RESULTS

First Quarter 2011 Financial Highlights:

·	Revenues increased 9% to $951 million

·	Adjusted OIBDA increased 17% to $427 million

·	Net income increased to $305 million (up 20% excluding one-time items)

·	Free Cash Flow increased 81% to $206 million

·	Repurchased 4.7 million shares for an aggregate purchase price of $167 million

Silver Spring, Maryland – April 28, 2011: Discovery Communications, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the first quarter ended March 31, 2011.

David Zaslav, Discovery’s President and Chief Executive Officer said, “Discovery’s strong first quarter results reflect the operating momentum we are generating across our global portfolio in a continued favorable economic climate. Our consistent investment in content over the past four years, along with a drive to expand our subscriber base domestically and internationally, has enabled Discovery to grow our audiences across the globe. Once again this quarter, we recognized the value of our increased viewership through double digit advertising gains that further built upon the strength we demonstrated throughout 2010. Moving forward, with advertising revenues expanding and predictable distribution revenues continuing to grow, we remain focused on delivering sustained operating leverage and free cash flow growth, while also continuing to invest in Discovery's diverse set of brands and platforms around the world.”

First quarter revenues of $951 million increased $82 million, or 9%, over the first quarter a year ago, led by 8% growth at U.S. Networks and 14% growth at International Networks. Adjusted Operating Income Before Depreciation and Amortization (1) (“OIBDA”) grew 17% to $427 million, driven by a 14% increase at U.S. Networks and an 18% increase at International Networks. Adjusted OIBDA margin for the first quarter increased to 45% from 42% in the first quarter of 2010.

First quarter net income from continuing operations available to Discovery Communications, Inc. stockholders of $305 million ($0.74 per diluted share) increased $136 million compared to $169 million ($0.39 per diluted share) for the first quarter a year ago. The current quarter results reflect the strong operating performance, as well as a gain of $102 million, net of tax, as a result of contributing the domestic Discovery Health network to the OWN: Oprah Winfrey Network (“OWN”) joint venture, partially offset by an increased provision for income taxes.

Free cash flow was $206 million for the first quarter, an increase of $92 million from the first quarter of 2010, due to increased operating performance and lower taxes and interest payments. Free cash flow is defined as cash provided by operating activities less acquisitions of property and equipment.

(1) See the definition of Adjusted Operating Income Before Depreciation and Amortization on page 4.

SEGMENT RESULTS

(dollars in millions)	Three Months Ended March 31,

	2011	2010 (a)	Change

Revenues:
U.S. Networks	$587	$546	8%
International Networks	323	283	14%
Education and Other	41	37	11%
Corporate and Eliminations	—	3	NM

Total Revenues	$951	$869	9%

Adjusted OIBDA:
U.S. Networks	$334	$293	14%
International Networks	144	122	18%
Education and Other	8	5	60%
Corporate and Eliminations	(59)	(55)	(7%)

Total Adjusted OIBDA	$427	$365	17%

(a)	The 2010 financial information has been recast so that the basis of presentation is consistent with that of the 2011 financial information. See Other Items on page 4 for additional detail.

U.S. Networks
(dollars in millions)	Three Months Ended March 31,

	2011	2010	Change

Revenues:
Distribution	$274	$259	6%
Advertising	290	266	9%
Other	23	21	10%

Total Revenues	$587	$546	8%

Adjusted OIBDA	$334	$293	14%
Adjusted OIBDA Margin	57%	54%

U.S. Networks’ revenues in the first quarter of 2011 increased 8% to $587 million primarily driven by advertising and distribution revenue growth. Advertising revenue increased 9% due to increased pricing as well as higher sellouts, partially offset by the absence of $14 million due to the removal of Discovery Health following its contribution into the OWN joint venture on January 1, 2011. Distribution revenue grew 6% largely from higher rates and subscriber growth primarily from networks carried on the digital tier, partially offset by $4 million due to the absence of Discovery Health. Excluding Discovery Health from the 2010 results, advertising revenues grew 15% and distribution revenues grew 7% compared with the first quarter a year ago.

Adjusted OIBDA increased 14% to $334 million primarily reflecting the 8% revenue growth. Excluding Discovery Health from the 2010 results, Adjusted OIBDA increased 17%. Operating expenses for the quarter were flat as higher sales commissions were offset by lower selling, general and administrative expense due to a decrease in marketing costs. Excluding $18 million of higher content impairment charges in the first quarter of 2010, operating expenses would have increased 8% compared to a year ago.

International Networks

(dollars in millions)	Three Months Ended March 31,

	2011	2010	Change

Revenues:
Distribution	$206	$186	11%
Advertising	102	82	24%
Other	15	15	—

Total Revenues	$323	$283	14%

Adjusted OIBDA	$144	$122	18%

Adjusted OIBDA Margin	45%	43%

International Networks’ revenues for the first quarter increased 14% to $323 million primarily led by advertising revenue growth of 24% and distribution revenue growth of 11%. Excluding the impact of foreign currency fluctuations, revenues increased 11% led by 19% advertising revenue growth, primarily from higher pricing and sellouts in Western Europe as well as increased sellouts and viewership in Asia-Pacific and Latin America. Distribution revenue in local currency terms was up 8% during the first quarter mainly from increased subscribers and higher rates in Latin America and CEEMEA (Central and Eastern Europe, Middle East and Africa).

Adjusted OIBDA increased 18% to $144 million reflecting the 14% revenue growth partially offset by a 12% increase in operating expenses. Excluding the impact of foreign currency, Adjusted OIBDA increased 20% as the 11% revenue growth was partially offset by a 6% increase in operating expenses primarily due to higher programming costs as well as marketing spending on new channel launches. The first quarter a year ago included a $4 million one-time charge in cost of revenues related to the acquisition of a production facility in the U.K.

Education and Other
(dollars in millions)	Three Months Ended March 31,

	2011	2010	Change

Revenues	$41	$37	11%
Adjusted OIBDA
	$8	$5	60%
Adjusted OIBDA Margin	20%	14%

Education and Other first quarter revenues increased 11% to $41 million, primarily reflecting increased Education revenue from higher streaming volumes. Adjusted OIBDA increased $3 million compared to the first quarter of 2010 as the Education revenue and Adjusted OIBDA growth was partially offset by higher personnel costs.

Corporate and Eliminations

For the first quarter Adjusted OIBDA decreased by $4 million primarily due to increased stock-based compensation expense.

STOCK REPURCHASE

During the quarter, the Company, pursuant to its existing stock repurchase program repurchased 4.73 million shares of its Series C common stock at an average price of $35.20 per share for an aggregate purchase price of approximately $167 million.

From April 1, 2011 through April 27, 2011, the Company repurchased 1.35 million shares of its Series C common stock for approximately $48 million.

The Company has repurchased 9.07 million shares of Series C common stock under its $1.0 billion stock repurchase plan to date at an aggregate price of approximately $320 million. Under the stock repurchase program, management is authorized to purchase shares from time to time through open market purchases at prevailing prices or privately negotiated transactions, subject to market conditions and other factors.

OTHER ITEMS

The 2010 financial information has been recast so that the basis of presentation is consistent with that of the 2011 financial information. This recast reflects the classification of results of operations of our Antenna Audio business as discontinued operations.

FULL YEAR 2011 OUTLOOK

For the full year ending December 31, 2011, Discovery Communications, Inc. expects total revenue between $4,025 million and $4,125 million, Adjusted OIBDA between $1,850 million and $1,925 million, and net income available to Discovery Communications, Inc. stockholders of $1,000 million to $1,075 million. Our outlook incorporates current foreign exchange rates for revenues and expenses and the current share price for mark-to-market stock-based compensation calculations.

NON-GAAP FINANCIAL MEASURES Adjusted OIBDA and Free Cash Flow

In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA and free cash flow. The Company evaluates the operating performance of its segments based on financial measures such as revenues and adjusted operating income before depreciation and amortization (“Adjusted OIBDA”). Adjusted OIBDA is defined as revenues less costs of revenues and selling, general and administrative expenses excluding: (i) mark-to-market stock-based compensation, (ii) depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) exit and restructuring charges, (v) certain impairment charges, and (vi) gains (losses) on business and asset dispositions. The Company uses this measure to assess operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses and also provides investors a measure to analyze the operating performance of each segment against historical data. The Company excludes mark-to-market stock-based compensation, exit and restructuring charges, certain impairment charges, and gains (losses) on business and asset dispositions from the calculation of Adjusted OIBDA due to their volatility or non-recurring nature. The Company also excludes depreciation of fixed assets and amortization of intangible assets and deferred launch incentive as these amounts do not represent cash payments in the current reporting period.

The Company defines free cash flow as cash provided by operating activities less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to stockholders.

Adjusted OIBDA and free cash flow are non-GAAP measures, and should be considered in addition to, but not as a substitute for, operating income, net income, cash flows provided by operating activities and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules beginning on page 9 for reconciliations to GAAP measures.

Conference Call Information

Discovery Communications, Inc. will host a conference call today at 10:00 a.m. EDT to discuss its first quarter results. To listen to the call, visit http://www.discoverycommunications.com or dial 1-866-730-5763 inside the U.S. and 1-857-350-1587 outside of the U.S., using the following passcode: 71154748.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof, and the Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 18, 2011. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, the full year 2011 outlook and plans for stock repurchases. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:
Corporate Communications	Investor Relations
Michelle Russo (240) 662-2901	Craig Felenstein (212) 548-5109
michelle_russo@discovery.com	craig_felenstein@discovery.com

DISCOVERY COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; amounts in millions, except per share amounts)

	Three Months Ended
	March 31,

	2011	2010(a)

		(recast)
Revenues:
Distribution	$480	$445
Advertising	392	348
Other	79	76

Total revenues	951	869

Cost of revenues, excluding depreciation and amortization listed below	273	267
Selling, general and administrative	269	284
Depreciation and amortization	30	33
Restructuring charges	1	3
Gains on dispositions	(129)	—

	444	587

Operating income	507	282

Interest expense, net	(49)	(58)
Other expense, net	(7)	(4)

Income before income taxes	451	220
Provision for income taxes	(146)	(47)

Net income	305	173
Less net income attributable to noncontrolling interests	—	(4)

Net income available to Discovery Communications, Inc. stockholders	$305	$169

Net income per share available to Discovery Communications, Inc. stockholders:
Basic	$0.75	$0.40

Diluted	$0.74	$0.39

Weighted average shares outstanding:
Basic	409	425

Diluted	414	429

(a)	The 2010 financial information has been recast so that the basis of presentation is consistent with that of the 2011 financial information. See Other Items on page 4 for additional detail.

DISCOVERY COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited; in millions)

	As of	As of
	March 31,	December 31,
	2011	2010

ASSETS
Current assets:
Cash and cash equivalents	$453		$466
Receivables, net	866		880
Content rights, net	84		83
Deferred income taxes	76		81
Prepaid expenses and other current assets	150		225

Total current assets	1,629		1,735

Noncurrent content rights, net	1,280		1,245
Property and equipment, net	389		399
Goodwill	6,301		6,434
Intangible assets, net	592		605
Investments	781		455
Other noncurrent assets	136		146

Total assets	$11,108		$11,019

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$62		$87
Accrued liabilities	356		393
Deferred revenues	113		114
Current portion of stock-based compensation liabilities	60		118
Current portion of long-term debt	21		20
Other current liabilities	42		53

Total current liabilities	654		785

Long-term debt	3,591		3,598
Deferred income taxes	352		304
Other noncurrent liabilities	100		99

Total liabilities	4,697		4,786
Commitments and contingencies

Equity:
Preferred stock	2		2
Common stock	3		3
Additional paid-in capital	6,386		6,358
Treasury stock, at cost: 8 and 3 Series C common shares at 2011 and 2010,
respectively	(272)		(105)
Retained earnings	305		—
Accumulated other comprehensive loss	(16)		(33)

Total Discovery Communications, Inc. stockholders’ equity	6,408		6,225
Noncontrolling interests	3		8

Total equity	6,411		6,233

Total liabilities and equity	$11,108		$11,019

DISCOVERY COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Three Months Ended March 31,

	2011		2010

OPERATING ACTIVITIES
Net income	$305	$		173
Adjustments to reconcile net income to cash provided by operating activities:
Content expense	185			185
Stock-based compensation	17			44
Depreciation and amortization	30			34
Gains on dispositions	(129)			—
Deferred income taxes	44			(16)
Other noncash expenses, net	19			17
Changes in operating assets and liabilities:
Receivables, net	14			42
Content rights	(208)			(170)
Accounts payable and accrued liabilities	(69)			(100)
Stock-based compensation liabilities	(66)			(49)
Other, net	75			(34)

Cash provided by operating activities	217			126

INVESTING ACTIVITIES
Purchases of property and equipment	(11)			(12)
Business acquisitions, net of cash acquired	—			(38)
Investments in and advances to equity investees	(57)			(15)
Other investing activities, net	(2)			—

Cash used in by investing activities	(70)			(65)

FINANCING ACTIVITIES
Principal repayments of long-term debt	—			(5)
Principal repayments of capital lease obligations	(10)			(3)
Repurchases of common stock	(167)			—
Cash distributions to noncontrolling interests	(5)			(2)
Proceeds from stock option exercises	10			9
Excess tax benefits from stock-based compensation	4			1
Other financing activities, net	—			1

Cash (used in) provided by financing activities	(168)			1

Effect of exchange rate changes on cash and cash equivalents	8			6

NET CHANGE IN CASH AND CASH EQUIVALENTS	(13)			68
Cash and cash equivalents, beginning of period	466			623

CASH AND CASH EQUIVALENTS, END OF PERIOD	$453	$		691

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

		Three Months Ended March 31, 2011

	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Stock-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income

U.S. Networks	$ 334	$ (4)	$ (2)	$—	$ 128	$ 456
International Networks	144	(10)	(12)	—	—	122
Education and Other	8	(2)	—	—	—	6
Corporate and Eliminations	(59)	(14)	—	(4)	—	(77)

Total	$ 427	$ (30)	$ (14)	$(4)	$ 128	$ 507

		Three Months Ended March 31, 2010(b)(recast)

	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Stock-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income

U.S. Networks	$ 293	$ (6)	$ (2)	$—	$—	$ 285
International Networks	122	(8)	(9)	—	(3)	102
Education and Other	5	(1)	—	—	—	4
Corporate and Eliminations	(55)	(18)	—	(36)	—	(109)

Total	$ 365	$ (33)	$ (11)	$ (36)	$(3)	$ 282

(a)	For the three months ended March 31, 2011, amounts primarily represent a pre-tax gain of $129 million as a result of contributing Discovery Health to the OWN joint venture. For the three months ended March 31, 2010, amounts represent exit and restructuring charges of $3 million.

(b)	The 2010 financial information has been recast so that the basis of presentation is consistent with that of the 2011 financial information. See Other Items on page 4 for additional detail.

	DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
	(unaudited; in millions)

CALCULATION OF FREE CASH FLOW

		Three Months Ended March 31,

	2011	2010		Change

Cash provided by operating activities	$217	$126	$		91
Acquisition of property and equipment	(11)	(12)			1

Free cash flow	$206	$114	$		92

RECONCILIATION OF 2011 OUTLOOK TO GAAP MEASURES

	Full Year 2011

Net income available to Discovery Communications, Inc. stockholders	$1,000	To	$ 1,075
Interest expense, net	200	To	190
Depreciation and amortization	125	To	115
Other expense, including amortization of deferred launch incentives, mark-to-market stock-based	525	To	545
compensation, asset impairment, exit and restructuring costs, gains (losses) on business disposition, gains (losses) on sale of securities, equity earnings (losses) in unconsolidated affiliates, unrealized and realized gains (losses) from derivatives, income tax expense, net loss
(income) attributable to noncontrolling interests, and stock dividends to preferred interests

Adjusted OIBDA	$1,850	To	$ 1,925

NET INCOME AVAILABLE TO DISCOVERY COMMUNICATIONS, INC. STOCKHOLDERS

	Three Months
	Ended March 31,

	2011		2010(a)

			(recast)
Net income available to Discovery Communications, Inc. stockholders, excluding one-time items	$203		$169
Gain, net of taxes, from contribution of Discovery Health	102		—

Net income available to Discovery Communications, Inc. stockholders	$305		$169

(a)	The 2010 financial information has been recast so that the basis of presentation is consistent with that of the 2011 financial information. See Other Items on page 4 for additional detail.

	DISCOVERY COMMUNICATIONS, INC.
	SUPPLEMENTAL FINANCIAL DATA
	SELECTED FINANCIAL DETAIL
	(unaudited; in millions)

BORROWINGS
				As of
				March 31, 2011

3.70% Senior Notes, semi-annual interest, due June 2015				$850
5.625% Senior Notes, semi-annual interest, due August 2019				500
5.05% Senior Notes, semi-annual interest, due June 2020				1,300
6.35% Senior Notes, semi-annual interest, due June 2040				850
Capital lease and other obligations				120

Total long-term debt				3,620
Unamortized discount				(8)

Long-term debt, net				3,612
Less current portion of long-term debt				21

Noncurrent portion of long-term debt				$3,591

STOCK-BASED COMPENSATION
			As of March 31, 2011

	Total Units	Weighted	Vested Units	Weighted
Long-Term	Outstanding	Average	Outstanding	Average
Incentive Plans	(in millions)	Grant Price	(in millions)	Grant Price

Discovery Appreciation Plan	8.4	$28.20	0.9	$19.36

Stock Appreciation Rights	0.1	23.94	——	——

Stock Options	16.0	20.65	5.7	16.79

Performance-based Restricted Stock Units	1.7	35.26	——	——

Service-based Restricted Stock Units	0.8	34.88	——	——

Total Stock-based Compensation Plans	27.0	$24.35	6.6	$17.14

SHARE COUNT ROLL FORWARD	Common	Preferred	Total

(Basic shares, in millions)
Total shares outstanding as of December 31, 2010	283.76	127.46	411.22
Shares repurchased	(4.73)	——	(4.73)
Shares issued – stock option exercises	0.61	——	0.61

Total shares outstanding as of March 31, 2011	279.64	127.46	407.10